As filed with the Securities and Exchange Commission on July 24, 1998

                                            Registration No. 333-________


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          -------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         ---------------------------

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

                  INDIANA                          35-0827455
             (State or other jurisdiction of    (I.R.S. Employer
             incorporation or organization)     Identification No.)
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)

              FRANKLIN ELECTRIC DIRECTED INVESTMENT SALARY PLAN
                          (Full title of the plan)

                                JESS B. FORD
                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                   (Name and address of agent for service)

                               (219) 824-2900
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                               ROBERT J. REGAN
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5606
                      --------------------------------

                                                 CALCULATION OF REGISTRATION FEE


                                                                PROPOSED             PROPOSED
           TITLE OF SECURITIES TO BE           AMOUNT          MAXIMUM              MAXIMUM           AMOUNT OF
                   REGISTERED                  TO BE           OFFERING             AGGREGATE       REGISTRATION
                                              REGISTERED        PRICE PER       OFFERING PRICE(1)       FEE(1)
                                              SHARE(1)



      Common Stock par value $.10 per          200,000           $65.625           $13,125,000         $3,871.88
      share, including related Common
      Stock Purchase Rights


      Interests in the Plan                      (2)               (2)                 (2)                (2)


     (1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $65.625, the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers Automated
              Quotation System on July 21, 1998.

     (2)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.




                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 3.   Incorporation of Documents by Reference.

        The following documents which have been filed by Franklin
   Electric Co., Inc. (the "Registrant") are incorporated herein by   reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998; and

        (c) The description of the Registrant's Common Stock, and related Common Stock Purchase Rights, contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on February 26, 1991 under Section 12 of the Securities Exchange Act of 1934, and the Registration Statement on Form S-4 (the Plan of Recapitalization) filed with the Commission on July 6, 1989.

        All documents subsequently filed by the Registrant and/or the Franklin Electric Directed Investment Salary Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        The Indiana Business Corporation Law permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Article VII of the By-laws of the Registrant ("Article VII") provides that each person who was or is a part to, or has threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of the corporation, or that he or she was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified by the Registrant, to the fullest extent authorized by the Indiana Business Corporation Law, as




   currently in effect, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that the individual's conduct was in good faith, and the individual reasonably believed that in the case of conduct in the individual's official capacity with the Registrant, that such conduct was in its best interest and in all other cases, that the individual's conduct was at least not opposed to its best interest, and in the case of any criminal proceeding, the individual either had reasonably cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Article VII provides that the rights conferred thereby are contract rights between the Registrant and each director or officer serving in each such capacity, and any repeal or modification of Article VII shall not affect any rights or obligations thereunder with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
   Article VII provides that the Registrant may, by action of the Board of Directors, provide indemnification to its employees or agents of the Registrant, to the same extent as the indemnification provided to a director or officer of the Registrant.

        The registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insurers directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.  EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof. The Registrant has received from the Internal Revenue Service a determination that the Plan is qualified under Section 401 of the Internal Revenue Code and will make all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.

   ITEM 9.  UNDERTAKINGS.
        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
        (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.




        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling




   precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 22nd day of July, 1998.

                                    FRANKLIN ELECTRIC CO., INC.



                                    By: /s/ William H. Lawson
                                       -----------------------------
                                       William H. Lawson
                                       Chairman of the Board and
                                       Chief Executive Officer

        Each person whose signature appears below appoints each of William H. Lawson and Jess B. Ford as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                                  TITLE                                     DATE
     /s/ William H. Lawson                      Chairman of the Board and                 July 22, 1998
     --------------------------                 Chief Executive Officer
     William H. Lawson                          (Principal Executive Officer)

     /s/ Jess B. Ford                           Vice President and Chief                  July 22, 1998
     --------------------------                 Financial Officer (Principal
     Jess B. Ford                               Financial and Accounting Officer)



     /s/ John B. Lindsay                        Director                                  July 22, 1998
     --------------------------
     John B. Lindsay





     /s/ Robert H. Little                       Director                                  July 22, 1998
     --------------------------
     Robert H. Little


     /s/ Patricia Schaefer                      Director                                  July 22, 1998
     --------------------------
     Patricia Schaefer

     /s/ Donald J. Schneider                    Director                                  July 22, 1998
     --------------------------
     Donald J. Schneider


     --------------------------                 Director                                  ________, 1998
     Gerard E. Veneman


     /s/ Juris Vikmanis                         Director                                  July 22, 1998
     --------------------------
     Juris Vikmanis


     /s/ Howard B. Witt                         Director                                  July 22, 1998
     --------------------------
     Howard B. Witt

/TABLE

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana, on July 22, 1998.


                             FRANKLIN ELECTRIC DIRECTED INVESTMENT SALARY PLAN

                             By: /s/ Jess B. Ford
                             -----------------------------------------
                             Jess B. Ford
                             Member, Employee Benefits Committee


                             By: /s/ William H. Lawson
                             ------------------------------------------
                             William H. Lawson
                             Member, Employee Benefits Committee


                             By: /s/ Gregg C. Sengstack
                             ------------------------------------------
                             Gregg C. Sengstack
                             Member, Employee Benefits Committee

                             By: /s/ Gary D. Ward
                             ------------------------------------------
                             Gary D. Ward
                             Member, Employee Benefits Committee




                                EXHIBIT INDEX

   Exhibit
   Number              Exhibit

     5            Opinion of Schiff Hardin & Waite

    23.1          Consent of Deloitte & Touche LLP
    23.2 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5)

    24 Powers of Attorney (as set forth in the signature pages hereto)









                                                                EXHIBIT 5





                                 July 23, 1998


   Franklin Electric Co., Inc.
   400 E. Spring Street
   Bluffton, Indiana 46714

        RE:  REGISTRATION ON FORM S-8 OF 200,000 SHARES OF
             COMMON STOCK, $0.10 PAR VALUE PER SHARE, AND THE RELATED COMMON STOCK PURCHASE RIGHTS ("COMMON STOCK")
             ----------------------------------------------------------

   Ladies and Gentlemen:
        We have acted as counsel to Franklin Electric Co., Inc., an Indiana corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 200,000 shares of Common Stock to be offered and sold pursuant to the terms of the Franklin Electric Directed Investment Salary Plan (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be issued under the Plan.

        In this connection, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein. Based upon the foregoing, it is our opinion that those shares of the Common Stock that are originally issued shares, when issued under the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.
        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  SCHIFF HARDIN & WAITE


                                                  By:/s/ Robert J. Regan
                                                     -------------------------
                                                     Robert J. Regan




                                                             EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference in this Registration Statement of Franklin Electric Co., Inc. on Form S-8 of our report dated January 30, 1998 appearing in and incorporated by reference in the Annual Report of Form 10-K of Franklin Electric Co., Inc. for the year ended January 3, 1998.


                       /s/ Deloitte & Touche LLP
                       ------------------------------------------------
                       DELOITTE & TOUCHE LLP


   Chicago, Illinois
   July 22, 1998